CONSULTING AND SEPARATION AGREEMENT

                  This Consulting and Separation Agreement and Mutual General Release of all Claims (this "Agreement") is entered into on May 5, 2000 by and between Bobby V. Abraham (the "Executive") and Paragon Trade Brands, inc., including its subsidiaries (the "Company").

                  In Consideration of the promises set forth in this Agreement, the Executive and the Company hereby agree as follows.

         I.       ENTIRE AGREEMENT.
                  ----------------

                  This Agreement is the entire agreement between the Executive and the Company with respect to the subject matter hereof which includes without limitation any rights which may arise from the separation of the Executive from the Company and contains all of the agreements, whether written, oral, express or implied, between the Executive and the Company and supersedes any other agreement, whether written or oral, express or implied, between the Executive and the Company. Except as set forth herein, all prior agreements and alleged agreements, whether written, oral, express or implied ,between the Executive and the Company including without limitation the Employment Agreement between the Executive and the Company dated August 5, 1997 and the Schedules attached thereto (the "Employment Agreement") are hereby terminated and extinguished effective as of the Separation Date. Other than this Agreement there are no other agreements of any nature whatsoever between the Executive and the Company which survive this Agreement. This Agreement cannot be modified or amended except in a writing signed and agreed to by the Executive and the Company.

         II.      SEPARATION.
                  ----------

                  As of June 30, 2000 or such earlier time as may be determined by the Company's Board of Directors (the "Board") in its sole discretion (the "Separation Date"), the Executive hereby resigns from any and all appointments as an officer, employee or director he holds with the Company (including as the Chief Executive Officer of the Company) and any appointments as an officer, employee or director of any of its subsidiaries or other affiliates, and hereby agrees that his employment with the Company is terminated as of the Separation Date. Except as expressly set forth in this Agreement, the Executive and the Company shall have no obligations to each other of any nature whatsoever after the Separation Date. After the Separation Date, the Executive shall have no authority to act on behalf of the Company, and shall not hold himself out as having such authority. The Executive will be paid as of the Separation Date, a lump sum cash payment equal to any accrued wage benefits earned prior to the

                  Separation Date, including but not limited to any unused accrued vacation and personal time.

         III.     CONSULTING ARRANGEMENT.
                  ----------------------

                  In accordance with the understanding between the parties, the Company shall retain the Executive as a consultant for a period commencing on the Separation Date and ending on the first business day following the six-month anniversary of the Separation date (the "Termination Date"); provided that the parties may agree in writing to extend the period of this consulting arrangement (the "Consulting Arrangement") may be extended, by mutual agreement of the parties, for any period of time following the Termination Date, and may be terminated by the Company prior to the Termination Date for "cause." The Executive shall have such reasonable duties as may be assigned by the Board from time to time, including but not limited to, facilitating the transition of Mike Riordan into the position of Chief Executive Officer of the Company, and assisting with employees, customers, vendors and joint venture partners. In respect of his availability to provide consulting services and for any such services rendered, the Executive shall be paid, on January 1, 2001, a lump sum in an amount equal to the excess if any of (i) $500,000 (the "Consulting Fee"), over
                  (ii) the total amount of the Fee Advances (as defined below) previously paid to the Executive. The Executive shall be reimbursed for any reasonable expenses incurred in the performance of his duties hereunder in accordance with Company policy. Executive shall receive monthly advance payments ("Fee Advances") of the Consulting Fee in an amount equal to the product of (i) the number of days consulting services were actually rendered in the preceding month, multiplied by (ii) $5,000. Notwithstanding the foregoing, in the event the consulting Arrangement is terminated by the Company for cause, the Executive shall not be entitled to payment of the Consulting Fee and shall only receive payment for and Fee Advances accrued through the date of such termination. Any amounts received by the Executive under the Consulting Arrangement shall not be reduced or offset by any payments received by the Executive from other employment prior to the Termination date. If the Consulting Arrangement is terminated by the Company without Cause prior to the Executive's receipt of the Consulting Fee, the Company shall pay to the Executive on January 1, 2001, a sum representing the excess of (i) the Consulting Fee over (ii) the total amount of Fee Advances paid to the Executive. For the purposes of this Agreement, "Cause" shall mean (I) the Executive engaging in acts of dishonesty or fraud in connection with his services under the Consulting Arrangement, or (ii) the breach of a term of this Agreement; provided, however, that Executive's unavailability to render services at a given time shall not constitute "Cause."

         IV.      ENTITLEMENTS.
                  ------------

                  A.       The Executive shall receive the following payments:

                  (i) a single lump sum payment of $1,000,000, representing severance payable in accordance with Section 4(C) below;

                  (ii) a deferred compensation award of $100,001.20 payable on the Separation Date; and

                  (iii)    an  additional  deferred   compensation   payment  of
                           $216,048 as reflected in the Company's 1999 proxy payable on the Separation Date.

                  B. The Executive (and the Executive's dependents) shall receive coverage under the Company's health and employee benefit plans in effect as of the Separation Date, to the extent permitted by such plans (in the event such continuation of coverage is not permitted under such employee benefit plan such coverage shall be secured through "COBRA" continuation coverage which shall be provided at the Company's expense), at the Company's expense for a period of two (2) years from the Separation date (provided that substantially the same or equivalent benefits are not available to the Executive by reason of employment obtained following the Separation Date).

                  C. The payment described in Section 4(A)(i) above will be made promptly following the expiration of the seven-day revocation period commencing on the Separation Date, as described in Section 7 of this Agreement. The Company shall withhold from any amounts paid under this Agreement, or otherwise, the amount of any federal, state or local taxes then required to be withheld.

         IV.      DOCUMENTS, CONFIDENTIALITY AND NON DISPARAGEMENT.
                  ------------------------------------------------

                    A. RETURN OF DOCUMENTS AND PROPERTY. Promptly after the Separation date, the Executive agrees to return to the Company all originals and copies of papers, notes, and documents (in any medium, including computer disks), whether Company property or not, prepared, received or obtained by the Executive or his counsel during the course of the Executive's employment with the Company and related to the Company or its business but not including the Executive's "Rolodex" and calendar, and all equipment and property of the Company which may be in the Executive's possession or under his control, whether or not relating to the claims released hereby, including, without limitation, all such papers, work papers, notes, documents and equipment in the possession of the

                         Executive, Executive's family and counsel; provided, however, that the Executive may keep his "Rolodex" but shall provide the Company with a copy of any information contained thereon. The Executive agrees that the Executive shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, the Executive may keep copies of any benefits agreements between the Executive and the Company, this Agreement with supporting notes and documentation, any publicly filed materials and any employee benefit plan and stock option plan materials distributed generally to participants in any such plan by the Company.

                    B. Confidentiality and Non Disparagement. For purposes of this Section 5 of this Agreement, the term "Communicate" shall include without limitation, any oral or written communication with any other person or entity through any means including any electronic, telephonic or other medium, directly or indirectly publishing, or causing, participating in, assisting or providing any statement or any information or making, publishing, or producing or in any way participating in placing into the public domain any statement, opinion or information in connection with the publication of any diary, memoir, letter story, photograph, interview, article, essay, account or description (whether fictionalized or not, whether written or electronic) publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial or electronic medium of any kind.

                         (i) The Executive explicitly and fully agrees that he will not at any time (a) defame, impugn or impair the reputation or public perception of or with respect to, or disparage, criticize or otherwise made negative comments in respect of the Company, its subsidiaries or affiliates, the business, assets, properties, operations, prospects, plans, performance (including stock market performance), strategies, current or former employees, directors, advisors, stockholders, lenders, joint venture partners, customers, tenants or borrowers of any of the foregoing, and (b) will not Communicate the terms or circumstances of the Executive's separation from the Company or of this Agreement (collectively, "Company Matters"). Company Matters shall be deemed not to include the mutually agreed upon departure statement with respect to the Executive's separation from the Company provided for by Section 5.D. of this Agreement. In addition, the Executive explicitly and fully agrees that at any and all times the Executive will hold all confidential and proprietary information (including without  limitation the Company's  financial
                                    affairs or business  processes or methods or
                                    research,  development or marketing programs
                                    or plans,  any  other of its trade  secrets,
                                    any  information   regarding   customers  or
                                    customer   lists)  in  confidence   for  the
                                    benefit of the  Company,  and the  Executive
                                    will not  disclose to any third party in any
                                    medium or use for the Executive's benefit or
                                    that   of  any   third   party,   any   such
                                    confidential   information   except  to  the
                                    extent required by law or agreed to by the Company.

                           (ii) Without limiting the foregoing, the Executive further agrees that, from the Separation Date until the Termination date, the Executive will not, other than at the request of the Company, Communicate with (a) any reporters or any members of the press or any other representative of any media or publication ("Media Persons"), and (b) any joint venture partners of the Company or its subsidiaries or affiliates.

                           (iii) Notwithstanding anything to the contrary in this Section 5, the Executive may confer in confidence with the Executive's legal counsel, make truthful statements if required by law, and confer with his immediate family members and personal financial or tax advisors. In the event that the Executive is required to make disclosure under any court order, subpoena or other judicial or governmental administrative process, the Executive will promptly notify the Company, take all reasonable steps requested by the Company to defend against compulsory disclosure and permit the Company to participate with counsel of its choice and at its expense in any proceeding relating to the compulsory disclosure.

                  C. The Company and the Executive shall develop a mutually acceptable public departure statement regarding the Executive's separation from the Company. The Company and the Executive shall develop a mutually acceptable standard response for the Executive to unsolicited inquiries from stockholders of the Company, and Media Persons, which statement shall be deemed not to be a violation of any provision of this Section 5 if made in response to any inquiry not solicited by the Executive. The
                           Company and the Executive will also develop a mutually acceptable farewell "E-mail" from the Executive to the employees of the Company.

                  D. Nothing in this Agreement is intended to prevent the Executive from (i) using on the Executive's behalf general knowledge or experience in any area of professional activity, whether or not involving the Executive's services with the Company; and (ii) referring to the

                           Executive's performance of services for the Company as descriptive of the Executive's abilities and qualifications for employment or engagement by any other person.

         VI.      GENERAL RELEASE AND WAIVER OF CLAIMS.
                  ------------------------------------

                  A. The Executive and the Company hereby unconditionally and forever release, discharge and waive any and all claims of any nature, whatsoever, whether legal, equitable or otherwise which the Executive or the Company may have against the other arising at any time on or before the Separation Date. This mutual release of all claims extends to any and all claims of any nature, whatsoever, whether known, unknown or capable or incapable of being known as of the Separation Date or thereafter, with regard to actions or omissions prior to the Separation Date. This Agreement is a release of all claims of any nature whatsoever by the Executive and the Company against the other with regard to actions or omissions prior to the Separation Date and includes, without limitation, any and all claims, demands, causes of action, liabilities whether known or unknown including those arising from or related to the Executive's employment relationship with the Company, including but without limitation, any and all alleged discrimination or acts of discrimination which occurred or may have occurred on or before the Separation Date based upon race, color, sex, creed, national origin, age, disability or any other violation of any Equal Employment Opportunity Law, ordinance, rule, regulation or order, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1966; the Civil Rights Act of 1991; The Age Discrimination in Employment Act, as amended ("ADEA") (as further described in Section 7 below); the Fair Labor
                           Standards Act, as amended; the Americans with Disabilities Act; and any similar state statute or regulations. The parties agree and understand and knowingly agree to this release because it is their respective intent in executing this Agreement to forever discharge each other from any and all present, future, foreseen or unforeseen causes of action with regard to actions or omissions prior to the Separation Date. Nothing in this Section 6.A. shall be deemed to limit the remedies of either party set forth in Section 11 of this Agreement.

                  B. The Company and its successors and/or assigns, will indemnify and defend the Executive with respect to any claims that may be brought against the Executive arising out of any action taken or not taken in the Executive's capacity as an officer of the Company. In addition, the Executive shall continue to be covered, in respect of the Executive's activities as an officer of the Company, by the Company's Directors and

                           Officer liability policy or other comparable policies
                           obtained by the Company's successors, to the   extent
                           permitted by such policies.

         VII.     RELEASE AND WAIVER OF  CLAIMS UNDER  THE AGE DISCRIMINATION IN
                  --------------------------------------------------------------
                  EMPLOYMENT ACT
                  --------------

                  The Executive acknowledges that the Company encouraged him to consult with an attorney of his choosing, and that he has consulted with such attorney and through this Agreement encourages him to consult with his attorney and he has so consulted with such attorney with respect to possible claims under the ADEA and that the Executive acknowledges that he understands that the ADEA is a federal statute that prohibits discrimination, on the basis of age, in employment, benefits, and benefit plans. The Executive wishes to waive any and all claims under the ADEA that he may have, as of the Separation Date, against the Company, its shareholders, employees, or successors and hereby waives such claims. The Executive further understands that by signing this Agreement he is in fact waiving, releasing and forever giving up any claim under the ADEA that may have existed on or prior to the Separation Date. The Executive acknowledges that the Company has informed him that he has at his option, twenty-one (21) days in which to sign the waiver of this claim under ADEA, and he does hereby knowingly and voluntarily waive said twenty-one (21) day period. The Executive also understands that he has seven
                  (7) days following the Separation Date within which to revoke the release contained in this paragraph by providing a written notice of his revocation of the release and waiver contained in this Section to the Company. The Executive further understands that this right to revoke the release contained in this Section relates only to this Section and does not act as a revocation of any other term of this Agreement. The Executive acknowledges that the cash payment required by
                  Section 4.A. of this Agreement is in consideration for the release contained in this Section 7. The Executive further acknowledges that in the event of the revocation permitted by this Section 7, he shall not receive the payment described in the preceding sentence.

         VIII.    PROCEEDINGS.
                  -----------

                  The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company or its affiliates before any local, state or federal agency, court, arbitration tribunal or other body relating to his employment or the termination of his employment, other than wit respect to the obligations of the Company to the Executive under this Agreement (each, individually, a "Proceeding"), and agrees not to voluntarily participate in any Proceeding. The Executive waives any right he may have to benefit any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

         IX.      CONTINUED COOPERATION.
                  ---------------------

                  The Executive agrees to cooperate with all reasonable requests by the Company with respect to matters relating to the Executive's former position as chief Executive Officer of the Company, including agreement to provide sworn testimony.

         X.       SURVIVAL OF COMPETITION, ETC. COVENANTS.
                  ---------------------------------------

                  The Executive acknowledges and agrees that the covenants contained in Section 6 and 7 of the Employment Agreement shall survive the Separation Date and be effective for the periods described therein as if those periods had commenced on the Termination Date. Notwithstanding the foregoing, the aforementioned covenants shall also remain in force from the Separation Date to the Termination date.

         XI.      REMEDIES.
                  --------

                  The parties acknowledge, consent and agree that the remedies at law available to the Company and the Executive for breach of any of the obligations of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the parties will have the right to seek both damages and specific performance, including immediate injunctive relief as remedies in the case of a breach by the other party of this Agreement and nothing in this Agreement will be deemed to eliminate, limit or otherwise inhibit such rights or the right of either party to seek legal or equitable remedies, including seeking immediate injunctive relief, in connection with or arising out of any other action or omission by the other party on or subsequent to the Separation Date.

         XII.     SEVERABILITY CLAUSE.
                  -------------------

                  In the event any provisions or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement will be inoperative. If any of the restrictions contained herein are deemed to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court or other tribunal making such determination shall reduce the extent, duration or other provisions hereof to the broadest provision deemed by such tribunal to be enforceable, and in its reduced form, this Agreement will then be enforceable in the manner contemplated hereby. To the extent permitted by applicable law, the parties hereto hereby waive any provisions of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

         XIII.    RESOLUTION OF DISPUTES AND GOVERNING LAW.
                  ----------------------------------------

                  This Agreement will be governed by the laws of the State of Georgia. Any dispute under this Agreement (including, but not limited to, disputes regarding the obligations to make payment hereunder) will be decided in accordance with the laws of the State of Georgia, in a court of competent jurisdiction, with each party bearing its own expenses and such dispute will not be subject to arbitration.

         XIV.     NON-ADMISSION.
                  -------------

                  Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the Executive's part or on the part of the Company, or its officers, employees, directors or representatives or agents.

         XV.      HEADINGS.
                  --------

                  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE CONSULTED WITH COUNSEL AND THAT SUCH COUNSEL HAS REVIEWED THIS AGREEMENT AND THE PARTIES ACKNOWLEDGE FURTHER THAT THEY HAVE READ THIS AGREEMENT, THAT THEY FULLY KNOW, UNDERSTAND AND APPRECIATE ITS CONTENTS, THAT THEY EXECUTE SAME AND MAKE THIS AGREEMENT AND RLEEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF THEIR OWN FREE WILL.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 5th day of May, 2000.

PARAGON TRADE BRANDS, INC.



By:      /S/ ALAN J. CYRON                            /S/ BOBBY V. ABRAHAM
         --------------------------------             --------------------
         Name:  Alan J. Cyron                         Bobby V. Abraham
         Title:  EVP and Chief
                   Financial Officer             Witnessed:  /s/ Bill Rothschild
                                                             Bill Rothschild
                                                             5/30/00